                                                                    EXHIBIT 99.6

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.

  Social security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

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                                GIVE THE
FOR THIS TYPE OF ACCOUNT:       SOCIAL SECURITY
                                NUMBER OF--
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 1. An individual's account     The individual
 2. Two or more individuals     The actual owner
    (joint account)             of the account
                                or, if combined
                                funds, the first
                                individual on
                                the account(1)
 3. Custodian account of a      The minor(2)
    minor (Uniform Gift to
    Minors Act)
 4. a. The usual revocable      The grantor-
    savings trust account       trustee(1)
    (grantor is also
    trustee)
    b. So-called trust account  The actual
    that is not a legal or      owner(1)
    valid trust under State
    law
 5. Sole proprietorship         The owner(3)
    account
------------------------------------------------

------------------------------------------------
                                GIVE THE EMPLOYER
FOR THIS TYPE OF ACCOUNT:       IDENTIFICATION
                                NUMBER OF--

 6. Sole proprietorship         The owner
    account
 7. A valid trust, estate,      The legal entity
    or pension trust            (Do not furnish
                                the identifying
                                number of the
                                personal
                                representative
                                or trustee
                                unless the legal
                                entity itself is
                                not designated
                                in the account
                                title.)(4)
 8. Corporate account           The corporation
 9. Partnership account         The partnership
    held in the name of
    the business
10. Association, club,          The organization
    religious, charitable,
    or other tax-exempt
    organization
11. A broker or registered      The broker or
    nominee                     nominee
12. Account with the            The public
    Department of               entity
    Agriculture in the
    name of a public
    entity (such as a
    State or local
    government, school
    district, or prison)
    that receives
    agricultural program
    payments
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(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Show the name of the owner. The name of the business or the "doing business as" name may also be entered. Either the social security number or the employer identification number may be used.
(4) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER OF SUBSTITUTE FORM W-9
                                    PAGE 2
OBTAINING A NUMBER
If you don't have a taxpayer identification number ("TIN") or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on all dividend and interest payments and on broker transactions include the following:

 . A corporation.
 . A financial institution.
 . An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodian account under Section 403(b)(7).
 . The United States or any agency or instrumentality thereof.
 . A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
 . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
 . An international organization or any agency, or instrumentality thereof.
 . A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
 . A real estate investment trust.
 . A common trust fund operated by a bank under section 584(a).
 . An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
 . An entity registered at all times under the Investment Company Act of 1940. . A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding including the following:

 . Payments to nonresident aliens subject to withholding under section 1441.
 . Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
 . Payments of patronage dividends where the amount received is not paid in money.
 . Payments made by certain foreign organizations.
 . Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

 . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
 . Payments of tax-exempt interest (including the exempt-interest dividends under section 852).
 . Payments described in section 6049(b)(5) to nonresident aliens.
 . Payments on tax-free covenant bonds under section 1451.
 . Payments made by certain foreign organizations.
 . Payments described in section 6049(b)(6) to nonresident aliens.
 . Payments of tax-exempt interest (including the exempt-interest dividends under section 859).
 . Payments described in section 6049(b)(7) to resident aliens.
 . Payments on tax-free covenant bonds under section 1466.
 . Payments made to a nominee.

Exempt payees described above should file the Substitute Form W-9 to avoid possible erroneous backup withholding. Complete the Substitute Form W-9 as follows:

ENTER YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ACROSS THE FACE OF THE FORM, SIGN, DATE, AND RETURN THE FORM TO THE PAYER.

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup with-holding. For details, see the sections 6041, 6041A(a), 6042, 6044, 6045, 6049,
6050A and 6050N and the regulations thereunder.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes and to help verify the accuracy of tax reforms. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
(4) MISUSE OF TAXPAYER IDENTIFICATION NUMBERS.--If the payer discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.